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                                                                    EXHIBIT 99.3


                   CONSENT OF PERSON ABOUT TO BECOME DIRECTOR

         As a person who has not signed the registration statement of Exabyte Corporation on Form S-4 for shares to be issued in the merger with Ecrix Corporation but who is named therein as about to become a director, I hereby consent to the inclusion of such information and my name in the registration statement.


                                                       /s/ William J. Almon, Sr.
                                                       -------------------------
                                                       William J. Almon, Sr.